Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT is made on this 18 day of June, 2008 between

Epazz, Inc. (Debtor), and Arthur A. Goes , (Secured Party).

SECURITY INTEREST. Debtor grants to Secured Party a security interest in all inventory, equipment, appliances, furnishings and fixtures, stock certificates and intellectual property now or hereafter owned by the companies known as Desk Flex, Inc and Professional Resource Management, Inc., located at 50 N. Brockway Suite 3-5, Palatine, IL 60067 (Premises) or used in connection therewith and in which Debtor now has or hereafter acquires any right as well as the proceeds therefrom. As additional collateral, Debtor assigns to Secured Party, a security interest in all of its right, title, and interest to any trademarks, trade names, contract rights, and leasehold interests in which Debtor now has or hereafter acquires. The Security Interest shall secure the payment and performance of Debtor's promissory note of even date herewith in the principal amount of two hundred thousand dollars ($200,000) and the payment and performance of all other liabilities and obligations of Debtor to Secured Party of every kind and description, direct or indirect, absolute or contingent, due or to become due now existing or hereafter arising.   Schedule A identifies the collateral as it exists as of the date of this Agreement.

COVENANTS. Debtor hereby warrants and covenants:

The collateral will be kept at 50 N. Brockway Suite 3-5 Palatine, IL 6067 ; and that the collateral will not be removed from the Premises other than in the ordinary course of business, except the stock certificates will be kept in escrow by at Pinderski and Pinderski LTD 115 W. Colfax, Palatine, IL 60067.

The Debtor's place of business is 50 N. Brockway Suite 3-5, Palatine, IL 60067, and Debtor will immediately notify Secured Party in writing of any change in or discontinuance of Debtor's place of business.

The parties intend that the collateral is and will at all times remain personal property despite the fact and irrespective of the manner in which it is attached to realty.

The Debtor will not sell, dispose, or otherwise transfer the collateral or any interest therein without the prior written consent of Secured Party, and the Debtor shall keep the collateral free from unpaid charges (including rent), taxes, and liens.

The Debtor shall execute alone or with Secured Party any Financing Statement or other document or procure any document, and Secured Party shall pay the cost of filing the same in all public offices wherever filing is deemed by Secured Party to be necessary.

Debtor shall maintain insurance under the same policies currently in effect, at all times with respect to all collateral against risks of fire, theft, and other such risks and in such amounts as Secured Party may require. The policies shall be payable to both the Secured Party and the Debtor as their interests appear and shall provide for ten (10) days written notice of cancellation to Secured Party.

The Debtor shall make all repairs, replacements, additions, and improvements necessary to maintain any equipment in good working order and condition. At its option, Secured Party may discharge taxes, liens, or other encumbrances at any time levied or placed on the collateral, may pay rent or insurance due on the collateral and may pay for the maintenance and preservation of the collateral.

Debtor agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party pursuant to the foregoing authorization.

DEFAULT. The Debtor shall be in default under this Agreement upon the happening of any of the following:

Any material misrepresentation in connection with this Agreement on the part of the Debtor.

Any non compliance with or non performance of the Debtor's obligations under the Note or this Agreement.

Any assignment for the benefit of creditors, or an attachment or receivership of assets not dissolved within thirty days, or the institution of Bankruptcy proceedings, whether voluntary or involuntary, which is not dismissed within thirty days from the date on which it is filed.

Upon default and at any time thereafter, Secured Party may declare all obligations secured hereby immediately due and payable and shall have the remedies of a Secured Party under the Uniform Commercial Code. Secured Party may require the Debtor to make it available to Secured Party at a place that is mutually convenient. No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. This Agreement shall inure to the benefit of and obligate the heirs, executors, administrators, successors, and assigns of the parties.

/s/ Shaun Passley	06/18/08
Debtor	Date
/s/ Arthur A. Goes	06/18/08
Secured Party	Date